Exhibit 32

CERTIFICATION OF PERIODIC REPORT

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Comstock Inc. (the “Company”), certifies that:

1.
The Annual Report on Form 10-K of the Company for the Year ended December 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and,

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ CORRADO DE GASPERIS
CORRADO DE GASPERIS
Executive Chairman
Chief Executive Officer
Principal Executive
Date: March 28, 2022

By: /s/ KEVIN KREISLER
KEVIN KREISLER
President and Chief Financial Officer
Principal Financial Officer
Principal Accounting Officer
Date: March 28, 2022